CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





           We consent to the reference to our Firm, under the caption of "Experts" on Form N-14 of Progressive Return Fund, Inc., Securities Act File No. 333-99585, and to the use of the pro-forma financial statements prepared in accordance with accounting principles generally accepted in the United States of America included in such registration statement.






                                                          TAIT, WELLER & BAKER




Philadelphia, Pennsylvania
September 17, 2002


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